Exhibit 99.1

Key Energy Services, Inc.
News Release

For Immediate Release:

Contact: John M. Daniel

Monday, March 7, 2005

(432) 620-0300

KEY ENERGY HOSTS CONFERENCE CALL
TO PROVIDE RESTATEMENT AND BUSINESS ACTIVITY UPDATE

MIDLAND, TX, March 7, 2005 – Key Energy Services, Inc. (NYSE: KEG) will host a conference call this morning at 10:00am EST. During the conference call, the Company intends to provide a status report on the restatement process and an update on recent activity and other business developments. Specifically, management will address various restatement matters under review, including information about other accounting matters reviewed during the restatement process in addition to fixed assets, and timing for completion of the restatement and audit.  To access the call, which is open to the public, please call the conference call operator at the following number: (888) 428-4471, five minutes prior to the scheduled start time, and ask for the “Key Energy Conference Call.” The conference call will also be available on the Company’s website. To access the webcast go to www.keyenergy.com and select “Investor Relations.” A replay of the conference call will be available on March 7, 2005 at 5:00pm EST and will be available for one week. To access the replay, please call (800) 475-6701. The access code for the replay is 772233.

Restatement Update

As previously disclosed, the Company’s restatement process has primarily focused on a review of the Company’s fixed assets.  While the Company has not finalized the total write down resulting from the fixed asset review, the Company currently believes that the write down will be at the lower end of the previously announced range of $165 million to $195 million.  However, the fixed asset write down does not include other restatement adjustments.

The fixed asset review, which was performed during 2004, included, among other things, a physical inventory of tens of thousands of individual pieces of equipment of the Company’s well servicing, drilling and pressure pumping divisions.  The Company then sought to match the results of the physical count to its fixed asset ledger records to determine the appropriate value for the assets and the period in which any adjustments should be recorded.  The Company has essentially completed the matching process and is now in the process of reconciling the thousands of separate journal entries that were made to reflect the adjustments in its financial statements.  Once this process is completed, the financial statements and related data will be submitted to the Company’s independent auditors for their final review.   Concurrently, the Company will be computing the income tax adjustments resulting from the restated financial statements.  One additional item that remains outstanding is a review of the useful lives over which the Company’s fixed assets were depreciated, which the Company is in the process of completing.

The restatement process is nearing completion.  The Company believes that the filing of its Annual Report on Form 10-K for the year ended December 31, 2003 by March 31, 2005 remains achievable. However, as the Company has previously stated, certain aspects of the filing, including timing of the completion of the audit, are outside of its control.  Among the factors that could affect the timing are the following:  new issues arising which neither the Company nor its auditors were previously aware of; delays in reconciling the adjustments and journal entries made to the restated financial statements; changes to the Company’s depreciable lives of its fixed assets; and the timing of the auditors review of our work.  Therefore, the Company can provide no guarantee that the filing will occur on or before March 31, 2005.  In any event, the filing will not occur before the last week in March.  Also, the Company’s 2003 Form 10-K will incorporate the restated financial statements for all relevant periods through 2003; the Company will not file separate annual or quarterly reports for prior periods.

6 Desta Drive, Midland, TX 79705

As noted, the principal focus of the restatement has been fixed assets.  However, as is typical in a restatement, the Company has also comprehensively examined other aspects of its accounting for the five-year period covered by the 2003 Form 10-K.  As a result of this review, the Company has determined that it will have to make other adjustments in the financial statements for 2003 and prior periods.  Some of these matters have been previously disclosed.  The most significant of them include:

•                  As previously disclosed, the Company determined that certain stock options should be expensed and corrections should be made to certain intrinsic value calculations under APB 25 for stock options on the date of grant and the date of modification of certain stock option agreements. As a result of those findings, the Company expects to record a pre-tax adjustment of between $5 and $7 million (a substantial portion of which relates to periods before 1999) to adjust non-cash compensation expense during the period July 1, 1995 through December 31, 2003. The adjustment will have no effect on the carrying value of the Company’s assets.

•                  As previously disclosed, during the June 2004 quarter the Company recorded a sales tax assessment of approximately $3.0 million and a franchise tax assessment of approximately $2.0 million, which will be allocated to the applicable prior periods.  The Company may be required to record additional state and local taxes.

•                  Substantial decrease of reserves for environmental liabilities established in connection with the acquisition of Q Services, Inc., which were originally booked for approximately $14 million.

•                  Increase of plugging and abandonment liabilities.

•                  Under-accrual of auto liability reserve for the year ended December 31, 2003.

•                  Inter-period adjustments with respect to valuation of derivatives related to our oil and gas operations for prior periods with respect to the treatment of its volumetric production payment and its freestanding derivatives, which may require the Company to adopt fair value accounting and mark these derivatives to market each quarter.  The Company’s oil and gas operations and related derivatives were divested in 2003.

•                  Inter-period adjustments to accruals for worker’s compensation based on the review of its accounting treatment of workers compensation reserves.  The adjustment relates to the reinsurance program and the treatment of those reserves.

The final dollar amounts of many of these adjustments are still being calculated.  The Company will provide a full description of the adjustments and their impact on the 2003 and prior period financial statements in its 2003 Form 10-K.    However, it should be noted that most of the adjustments are non-cash items and in many cases involve reallocating items between periods.  The largest item expected to have a cash impact is state and local taxes.

The restatement process, along with the Company’s internal control evaluation process under section 404 of the Sarbanes-Oxley Act, revealed a number of areas where the Company lacked effective internal controls.  The Company identified deficiencies in its asset management system and fixed asset accounting system.  The Company also did not maintain sufficient documentation on many transactions at the yard level.  The Company has identified other deficiencies in its internal controls over financial reporting and disclosure controls and procedures.  Management, at the direction of our Board of Directors, is actively working to improve the control environment and is implementing remedial actions to improve controls.  Again, the Company will further describe these issues in its 2003 Form 10-K.

Timing of 2004 and 2005 Reports

As soon as it files the 2003 10-K, the Company will immediately begin work on its 2004 Form 10-K.  The Company estimates that it will take 60-90 days to complete the filings for fiscal year ended December 31, 2004 and the first three quarters of 2004.  Therefore, the Company is targeting a filing of its 2004 10-K, along with all of the quarterly reports on Form 10-Q for the first three quarters of 2004, on or before June 30, 2005.  The Company will then turn its attention to the quarterly reports on Form 10-Q for the first and second quarters of 2005.  The Company intends to file these reports on or before August 15, 2005.  Of course, these deadlines are subject to delay if the Company does not file its 2003 Form 10-K on or before March 31, 2005.  The Company is also subject to other circumstances that are outside of its control, including but not limited to, the timing of the 2004 audit by the Company’s independent auditors, the timing of the auditors’ reviews of the quarterly financials statements for the first three quarters of 2004, and the timing of the auditors’ review of the 2005 quarterly financial statements.

Lender Consents and Waivers

The Company has begun discussions with its bank lenders with respect to a waiver of the covenants regarding delivery of 2004 financial statements and SEC reports, and, if necessary, the requirement that 2003 financial statements and SEC reports be delivered by March 31, 2005.  Based on the discussions to date, the Company believes that the lenders will grant an extension and waiver, but there can be no assurance that an extension or waiver will in fact be obtained or as to the conditions of, or fees and costs associated with, obtaining the waiver.  The Company is also in communication with bondholders about an additional extension of the time for delivery of 2003, 2004 and first quarter of 2005 financial statements.

Activity Update and Other Developments

Investors are referred to the Company’s press release issued February 22, 2005, for information regarding activity levels and select financial data.  The Company will release its February rig and trucking hours in conjunction with its select financial data for the month of January 2005 on or before March 22, 2005.

Key Energy Services, Inc. is the world’s largest rig-based, onshore well service company.  The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, and the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 financial statements; the risk that the Company may not be able to complete the restatement process and audit and file financial statements before March 31, 2005; risks relating to the Company’s ability to timely file its audited financial statements for the first three quarters of 2004 by March 31, 2005; risks relating to the Company’s ability to timely file its audited financial statements for the year ended December 31, 2004 ; risks related to the Company’s ability to timely file it quarterly report first the first quarter of  2005 by May 16, 2005; risks related to the and the risk that the Company will not be able to obtain additional waivers or consents from lenders, equipment lessors or its bondholders if it is unable to file its 2003 and 2004  financial statements with the SEC by March 31, 2005; the impact of deficiencies in the Company’s internal controls over financial reporting and disclosure controls and procedures; and the risk that the Company will not adequately remediate these deficiencies. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.